UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008 (August 27, 2008)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

President Place, 4thFloor, Cnr. Jan Smuts Avenue and Bolton Road Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

011-27-11-343-2000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

On August 27, 2008, we acquired 80.1% of the issued share capital of BGS Smartcard Systems AG (“BGS”). In the Acquisition, we paid the selling shareholders approximately $101.6 million in cash and issued certain selling shareholders an aggregate of 40,134 shares of our common stock. We financed the cash portion of the purchase price with the proceeds of bank financing which we repaid in full on October 16, 2008.

On August 27, 2008, we filed a Current Report on Form 8-K (the “Form 8-K”) under Item 2.01 to report the completion of the Acquisition. In response to parts (a) and (b) of Item 9.01 of the Form 8-K, we stated that we would file the required financial information by amendment, as permitted by Item 9.01. This Form 8-K amendment is being filed to provide certain historical financial statements of BGS and pro forma financial information.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

Unaudited Pro Forma Combined Financial Statements for Net 1 UEPS Technologies, Inc. comprising:
Unaudited Pro Forma Combined Balance Sheet as of June 30, 2008	F-32
Unaudited Pro Forma Combined Statement of Operations for the year ended June 30, 2008	F-33
Notes to Unaudited Pro Forma Combined Financial Statements	F-34

(d)	Exhibits

Exhibits	Description

23.1	Consent of Deloitte & Touche (AT)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of BGS Smartcard Systems AG:

We have audited the accompanying consolidated balance sheet of BGS Smartcard Systems AG (an Austrian corporation) and its subsidiaries (collectively, the "Company") as of December 31, 2007, and the related consolidated statements of operations, movements in shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte Wirtschaftsprüfungs GmbH

Deloitte Wirtschaftsprüfungs GmbH
Vienna, Austria
November 6, 2008

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
CONSOLIDATED BALANCE SHEET
as of December 31, 2007
2007
(In thousands,
except
share data)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	€3,862
Restricted cash	722
Accounts receivable, net	5,277
Inventory	1,018
Deferred tax	43
Total current assets	10,922

LONG-TERM RECEIVABLES	25
PROPERTY, PLANT AND EQUIPMENT, net	274
INVESTMENT AVAILABLE FOR SALE	968
INTANGIBLE ASSETS, net	5
DEFERRED TAX	4,399

TOTAL ASSETS	16,593

LIABILITIES
CURRENT LIABILITIES
Accounts payable	30
Other payables	2,713
Income taxes payable	542
Total current liabilities	3,285

COMMITMENTS AND CONTINGENCIES	-

TOTAL LIABILITIES	3,285

SHAREHOLDERS’ EQUITY
COMMON STOCK
Authorized shares: 26,800 with zero par value;
Issued and outstanding shares: 26,800	2,000

ADDITIONAL PAID-IN CAPITAL	7,128

ACCUMULATED OTHER COMPREHENSIVE INCOME	34

RETAINED EARNINGS	4,146

TOTAL SHAREHOLDERS’ EQUITY	13,308

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	€16,593

See accompanying notes to consolidated financial statements.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
CONSOLIDATED STATEMENT OF OPERATIONS
for the year ended December 31, 2007
2007
(In thousands)

REVENUE	€17,244

EXPENSES

Cost of goods sold, IT processing, servicing and support	2,912

Selling, general and administration	7,396

Depreciation and amortization	136

OPERATING INCOME	6,800

INTEREST INCOME, net	142

INCOME BEFORE INCOME TAXES	6,942

INCOME TAX EXPENSE	1,627

NET INCOME BEFORE LOSS FROM EQUITY ACCOUNTED
INVESTMENTS	5,315

LOSS FROM EQUITY ACCOUNTED INVESTMENTS	(278)

NET INCOME	€5,037

See accompanying notes to consolidated financial statements.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
CONSOLIDATED STATEMENT OF MOVEMENTS IN SHAREHOLDERS’ EQUITY
for the year ended December 31, 2007

	Common stock
					Accumu
					lated
					other
					compre		Compreh
			Additional		hensive		ensive
	Number		paid in	Retained	income		income
	of shares	Amount	capital	earnings	(loss)	Total	(loss)
	’000	’000	’000	’000	’000	’000	’000

Balance – January 1, 2007	26,800	€2,000	€7,128	€2,912	€60	€12,100

Net income				5,037		5,037	€5,037

Dividends paid				(3,803)		(3,803)

Movement in foreign currency
translation reserve					(26)	(26)	(26)

Balance – December 31, 2007	26,800	€2,000	€7,128	€4,146	€34	€13,308	€5,011

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
CONSOLIDATED STATEMENT OF CASH FLOWS
for the year ended December 31, 2007

2007
(In
thousands)

Cash flows from operating activities
Net income	€5,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136
Profit on sale of property, plant and equipment	(1)
Loss from equity accounted investment	278
Increase in accounts receivable	(1,630)
Increase in inventory	(808)
Increase in accounts payable and other payables	1,323
Increase in taxes payable	244
Decrease in deferred taxes	550
Net cash provided by operating activities	5,129

Cash flows from investing activities
Capital expenditures	(159)
Movement in restricted cash	(722)
Proceeds from disposal of property, plant and equipment	19
Net cash used in investing activities	(862)

Cash flows from financing activities
Repayment of bank overdraft	(637)
Dividends paid	(3,803)
Net cash used in financing activities	(4,440)

Net decrease in cash and cash equivalents	(173)

Cash and cash equivalents – beginning of year	4,035

Cash and cash equivalents at end of year	€3,862

See accompanying notes to consolidated financial statements.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Consolidated Financial Statements
for the year ended December 31, 2007
(All amounts stated in thousands of euro, unless otherwise stated)

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Description of Business

     BGS Smartcard Systems AG (the “Company”) was founded in July 1997 in Vienna, Austria. The Company is a provider of software solutions for electronic payments based on micro-controller cards (so-called “smart cards”). The Company’s products are marketed under the direct universal electronic transactions (“DUET”) brand name. The Company’s product line ranges from solutions for banks to payroll systems for companies and Internet banking as well as egovernment, micro finance and social services.

     The Company focuses on the developing markets of the Commonwealth of Independent States (“CIS”) and the Arabian region including North Africa as well as Asia and Latin America. These markets are developed directly by the Company and its subsidiaries in the Russian Federation and India as well as by sales partners in other countries. An Austrian subsidiary of the Company develops the Company‘s software products.

2.	SIGNIFICANT ACCOUNTING POLICIES

     Basis of presentation

     The accompanying consolidated financial statements include all majority owned subsidiaries over which the Company exercises control and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

     Principles of consolidation

     The consolidated financial statements include the accounts of the Company and its controlled subsidiaries, which are generally majority owned. The accounts of variable interest entities (“VIEs”) as defined by Financial Accounting Standards Board (FASB) Interpretation No. 46(R), Accounting for Variable Interest Entities, (“FIN 46R”), are included in the consolidated financial statements, if required. All significant intercompany transactions and accounts have been eliminated in consolidation.

     Use of estimates

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property, plant and equipment

     Property, plant and equipment are shown at cost less accumulated depreciation. Property, plant and equipment are depreciated on the straight-line basis at rates which are estimated to amortize the assets to their anticipated residual values over their useful lives. Within the following asset classifications, the expected economic lives are approximately:

Computer and office equipment	3 to 5 years
Motor vehicles	5 to 8 years
Furniture and fittings	5 to 10 years
Plant and equipment	10 years

     The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in income.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Consolidated Financial Statements
for the year ended December 31, 2007
(All amounts stated in thousands of euro, unless otherwise stated)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

     Leasehold improvement costs

     Costs incurred in the adaptation of leased properties to serve the requirements of the Company are capitalized and amortized over the shorter of the term of the lease and the contract for which the lease has been entered into.

     Sales taxes

Revenue and expenses are presented net of sales, use and value added taxes, as the case may be.

     Income taxes

     The Company provides for income taxes using the asset and liability method. This approach recognizes the amount of taxes payable or refundable for the current year, as well as deferred tax assets and liabilities for the future tax consequence of events recognized in the financial statements and tax returns. Deferred income taxes are adjusted to reflect the effects of changes in tax laws or enacted tax rates. The income tax rate during the year ended December 31, 2007 was 25%.

     In establishing the appropriate income tax valuation allowances, the Company assesses the realizability of its net deferred tax assets, and based on all available evidence, both positive and negative, determines whether it is more likely than not that the net deferred tax assets or a portion thereof will be realized.

     The Company has adopted FIN 48 for the period beginning January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. Uncertain tax positions are recognized in the financial statements for positions which are considered more likely than not of being sustained based on the technical merits of the position on audit by the tax authorities. The measurement of the tax benefit recognized in the financial statements is based upon the largest amount of tax benefit that, in management’s judgement, is greater than 50% likely of being realized based on a cumulative probability assessment of the possible outcomes. The Company has analyzed its uncertain tax positions and no adjustment is required.

     The Company’s policy is to include interest related to unrecognized tax benefits in interest income, net and penalties in selling, general and administration in the consolidated statements of operations.

     Intangible assets

     Intangible assets are shown at cost less accumulated amortization and are amortized over their useful lives, which vary between two and five years. Intangible assets are periodically evaluated for recoverability, and those evaluations take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

     Inventory

Inventory is valued at the lower of cost and market value. Cost is determined on a first-in, first-out basis.

     Translation of foreign currencies

     The functional currency of the Company’s foreign subsidiaries is the local currency of the country in which the subsidiary operates. The reporting currency of the Company is the euro. The current rate method is used to translate the financial statements of the Company to euro. Under the current rate method, assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Revenues and expenses are translated at average rates for the period. Translation gains and losses are reported in accumulated other comprehensive income in shareholders’ equity.

     Foreign exchange transactions are translated at the spot rate ruling at the date of the transaction. Monetary items are translated at the closing spot rate at the balance sheet date. Transactional gains and losses are recognized in income for the period.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Consolidated Financial Statements
for the year ended December 31, 2007
(All amounts stated in thousands of euro, unless otherwise stated)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

     Revenue recognition

     The Company recognizes revenue when:

  there is persuasive evidence of an agreement or arrangement;
  delivery of products has occurred or services have been rendered;
  the seller’s price to the buyer is fixed or determinable;
  collectibility is reasonably assured.

     The Company’s principal revenue streams and their respective accounting treatments are discussed below:

     Hardware sales

     Revenue from hardware sales is recognized when risk of loss has transferred to the customer and there are no unfulfilled company obligations that affect the customer’s final acceptance of the arrangement.

     To the extent that sales of hardware are made in an arrangement that includes software that is more than incidental, the Company applies the guidance in American Institute of Certified Public Accountants Statement of Position 97-2, Software Revenue Recognition, as amended (“SOP 97-2”). This requires consideration of post contract maintenance and technical support or other future obligations which could impact the timing and amount of revenue recognized.

     Software

     Revenue from the sale of software is recognized if all revenue recognition criteria have been met. Post contract maintenance and technical support in respect of software is negotiated and sold as a separate service and is recognized over the period such items are delivered.

     Other income

     Revenue from service and maintenance activities is charged to customers on a time-and-materials basis and is recognized in the statement of operations as services are delivered to customers.

     Research and development expenditure

     Research and development expenditures are charged to net income in the periods in which they are incurred. During the year ended December 31, 2007, the Company incurred research and development expenditures of €2,2 million.

     Computer software development

     Costs in respect of the development of software intended for sale to licensees is accounted for in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 86, Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“FAS 86”). FAS 86 requires product development costs to be charged to expenses as incurred until technological feasibility is attained. Technological feasibility is attained when the Company’s software has completed system testing and has been determined viable for its intended use. The time between the attainment of technological feasibility and completion of software development is generally short with immaterial amounts of development costs incurred during this period.

     Costs in respect of the development of software for the Company’s internal use are accounted for in accordance with Statement of Position 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use (“SOP 98-1”), issued by the American Institute of Certified Public Accountants.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Consolidated Financial Statements
for the year ended December 31, 2007
(All amounts stated in thousands of euro, unless otherwise stated)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

     Recent accounting pronouncements not yet adopted as of December 31, 2007

     In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurements (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. FAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is permitted. The Company is currently assessing FAS 157 and does not expect the adoption of this standard to have a material impact on its financial position or results of operations.

     In February 2008, the FASB issued FASB Statement of Position (“FSP”) FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP FAS 157-2”) which delays the effective date of FAS 157 for all nonrecurring fair value measurements of nonfinancial assets and nonfinancial liabilities until fiscal years beginning after November 15, 2008. Entities are encouraged to adopt FAS 157 for measurements of nonfinancial assets and nonfinancial liabilities in its entirety as long as they have not yet issued financial statements during that year. An entity that chooses to adopt FAS 157 in its entirety must do so for all nonfinancial assets and nonfinancial liabilities within its scope. The Company is currently reviewing the impact of the adoption of FAS 157 for all non-financial assets and liabilities on its financial statements.

     In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities -Including an Amendment of FASB Statement No. 115 (“FAS 159”). FAS 159 permits an entity to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. FAS 159 is effective for fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. The Company is currently assessing FAS 159 and does not expect the adoption of this standard to have a material impact on its financial position or results of operations.

     In December 2007, the FASB issued SFAS No. 141(revised 2007), Business Combinations (“FAS 141R”). FAS 141R replaces SFAS No. 141, Business Combinations (“FAS 141”). FAS 141R retains the fundamental requirements in FAS 141 that the acquisition method of accounting (defined in FAS 141 as the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. FAS 141R requires the acquiring entity in a business combination to recognize the assets acquired and liabilities assumed at the acquisition date. FAS 141R also requires acquisition-related costs to be recognized separately from the business combination. FAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently assessing FAS 141R and has not yet determined the impact that the adoption of this standard will have on its financial position or results of operations.

     In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (“FAS 160”). FAS 160 establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation. FAS 160 clarifies that all of those transactions are equity transactions if the parent retains its controlling financial interest in the subsidiary. FAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. However, FAS 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. The Company is currently assessing FAS 160 and has not yet determined the impact that the adoption of this standard will have on its financial position or results of operations.

     In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB No. 133 (“FAS 161”). FAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. FAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. FAS 161 encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently assessing FAS 161 and has not yet determined the impact that the adoption of this standard will have on its financial position or results of operations.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Consolidated Financial Statements
for the year ended December 31, 2007
(All amounts stated in thousands of euro, unless otherwise stated)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

     In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“FAS 162”). FAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements under US GAAP. FAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of FAS 162 is not expected to change current practice.

     In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“FAS 142”). The intent of FSP 142-3 is to improve the consistency between the useful life of an intangible asset determined under FAS 142 and the period of expected cash flows used to measure the fair value of the asset under FAS 141. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently assessing FSP FAS 157-2 and has not yet determined the impact that its adoption will have on the Company’s financial position or results of operations.

3.	ACCOUNTS RECEIVABLE

2007

Accounts receivable, trade	€5,016
Other receivables	261 -
Total accounts receivable, net	€5,277

4.	INVENTORY

     The Company’s inventory comprised of the following as of December 31, 2007.

2008

Finished goods	€1,018

5.	PROPERTY, PLANT AND EQUIPMENT

2007
Cost:
Computer equipment	€465
Furniture and office equipment	115
Motor vehicles	77
Plant and equipment	70
727
Accumulated depreciation:
Computer equipment	296
Furniture and office equipment	92
Motor vehicles	10
Plant and equipment	55
453
Carrying amount:
Computer equipment	169
Furniture and office equipment	23
Motor vehicles	67
Plant and equipment	15
€274

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Consolidated Financial Statements
for the year ended December 31, 2007
(All amounts stated in thousands of euro, unless otherwise stated)

6.	INTANGIBLE ASSETS

Summarized below is the carrying value and accumulated amortization of the intangible assets as of December 31, 2007:

	As of December 31, 2007
	Gross		Net
	carrying	Accumulated	carrying
	value	amortization	value
Finite-lived intangible assets:
Software licenses and rights	€75	€(70)	€5

Total finite-lived intangible assets	€75	€(70)	€5

     Aggregate amortization expense on the rights and licenses for the year ended December 31, 2007 was approximately €0.01 million.

     Future annual amortization expense is estimated at €0.01 million per annum. Actual annual amortization expense to be reported in future periods could differ from this estimate as a result of new intangible asset acquisitions, changes in useful lives and other relevant factors.

7.	OTHER PAYABLES

2007

Advance payments received on order (client deposits)	€817
Payroll-related payables	593
Accruals	179
Provisions	1,124
€2,713

8.	CAPITAL STRUCTURE

     The Company’s balance sheet reflects one class of equity, namely common stock.

     Common stock

     Holders of shares of the Company’s common stock are entitled to receive dividends and other distributions when declared by the Company’s supervisory board out of funds available.

     Upon voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of common stock share ratably in the assets remaining after payments to creditors. There are no pre-emptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

     Each holder of common stock is entitled to one vote per share for the election of the supervisory board and for all other matters to be voted on by shareholders.. The shares of Company common stock are not subject to redemption.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Consolidated Financial Statements
for the year ended December 31, 2007
(All amounts stated in thousands of euro, unless otherwise stated)

9.	INCOME TAXES

     Presented below is the analysis of the income tax provision for the year ended December 31, 2007 and the reconciliation of income taxes, calculated at the statutory income tax rate, to the income tax provision included in the accompanying statement of operations for the year ended December 31, 2007:

2007
Income tax provision:
Current income tax provision
Austria	€1,180
Other international	-
Current income tax provision	1,180
Deferred taxation charge (benefit)	447
Income tax provision	€1,627
Income tax rate reconciliation
Income taxes at statutory tax rates	25.00%
Permanent items	2.00%
Income tax provision	23.00%
Current	17.00%
Deferred	6.00%

9.	INCOME TAXES (continued)

     The following table shows the significant components included in deferred income taxes as at December 31, 2007:

2007
Deferred tax assets

Assessed losses	€155
Provisions and accruals	43
License rights	11,421
Total deferred tax assets before valuation allowance	11,619
Valuation allowances	(7,177)
Total deferred tax assets, net of valuation allowance	4,442
Reported as
Current deferred tax	43
Long term deferred tax	€4,399

     Tax status

     The Company is registered for taxation in Austria, Vienna and final assessments are available for the years up to and including 2006. The last audit conducted by the Austrian tax authorities covered the tax period from 2001 to 2003 and was completed in 2005. The Company has no significant appeals pending.

     Tax loss carry-forwards

     As of December 31, 2007, a subsidiary of the company has a net operating loss carry forward of €0.5 million.

     Acquisition of license rights previously owned by BGS Switzerland

     The license rights previously held by BGS Switzerland were transferred to the Company as of June 30, 2006, as a result of the liquidation of BGS Switzerland. The license rights, termed software for taxation purposes, were not capitalized under GAAP because it was generated internally. However the license rights were valued for tax purposes based on previous license payments at €50.76 million in June 2006. The Company expects to amortize the license rights in its tax returns over a period of 15 years. Accordingly, as of December 31, 2007, the Company has recognized a deferred tax asset of approximately €11.4 million related to the license rights which have been recognized for tax purposes but not in terms of GAAP.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Consolidated Financial Statements
for the year ended December 31, 2007
(All amounts stated in thousands of euro, unless otherwise stated)

9.	INCOME TAXES (continued)

     Valuation allowance

     The utilization of deferred tax assets is dependent on the Company’s future operating profits. Management is not aware of any trends, events, or transactions that are expected to affect future levels of taxable income. Management is of the opinion that based on the weight of available positive and negative evidence it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets above, except for certain tax losses discussed below.

Management has provided a valuation allowance for the net operating loss carry forwards and the license rights.

     The net operating loss was incurred by a subsidiary which is currently in the start-up phase and the Company’s management believes that due to the status of the subsidiary it may not be able to utilize these tax loss carry forwards in future. Accordingly, a valuation allowance of €0.2 million has been provided for the full amount of the tax loss carry forward.

     The tax deduction for the license rights is claimable over a 15 year period beginning in the tax year ended December 31, 2006. Management has considered all available evidence, both positive and negative, including forecasts of taxable income over its five-year forecasting period, and determined based on the weight of that evidence, that as at December 31, 2007, a valuation allowance is needed for approximately 61% of the deduction claimable related to the license rights as there may not be sufficient taxable income in the future to offset this deduction.

     During the year ended December 31, 2007, the Company utilized €0.3 million of its valuation allowance.

10.	COMPREHENSIVE INCOME (LOSS)

     The Company’s comprehensive income consists of net income and foreign currency translation gains and losses which, under GAAP, are excluded from net income. Total comprehensive income for the year ended December 31, 2007 was:

2007

Net income	€5,037
Foreign currency translation adjustments	(26)
Total comprehensive income	€5,011

11.	SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental cash flow information:

     The following table presents the supplemental cash flow disclosures for the year ended December 31, 2007:

2007
Cash received from interest	€149
Cash paid for interest	€7
Cash paid for income taxes	€603

12.	FAIR VALUE OF FINANCIAL INSTRUMENTS

     Initial recognition and measurement

     Financial instruments are recognized when the Company becomes a party to the transaction. Initial measurements are at cost, which includes transaction costs subsequent to initial recognition. These instruments are measured as set out below:

     Trade and other receivables

     Trade and other receivables originated by the Company are stated at cost. The fair value of trade and other receivables approximate their carrying value due to their short-term nature.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Consolidated Financial Statements
for the year ended December 31, 2007
(All amounts stated in thousands of euro, unless otherwise stated)

12.	FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

     Trade and other payables

     The fair values of trade and other payables approximates their carrying amounts, due to their short-term nature.

     Risk management

     The Company seeks to reduce its exposure to currencies other than the euro through a policy of matching, to the extent possible, assets and liabilities denominated in those currencies. In addition, the Company uses financial instruments in order to economically hedge its exposure to exchange rate and interest rate fluctuations arising from our operations.

     Currency Exchange Risk

     The Company is subject to currency exchange risk because it sells inventories that will be paid to the Company in other currencies, primarily the U.S. dollar. The Company has used forward contracts in order to limit its exposure in these transactions to fluctuations in exchange rates between the euro, on the one hand, and the U.S. dollar, on the other hand.

     As of December 31, 2007, the outstanding foreign exchange contract is as follows:

     As of December 31, 2007

		Fair market
Notional amount	Strike price	value price	Maturity
USD 1,187.500	1.3555	EUR 1.4718	January 25, 2008

     Interest Rate Risk

     As a result of our normal borrowing and leasing activities, the Company’s operating results are exposed to fluctuations in interest rates, which it manages primarily through its regular financing activities. The Company generally maintains limited investment in cash equivalents and has occasionally invested in marketable securities.

     Credit Risk

     Credit risk relates to the risk of loss that the Company would incur as a result of non-performance by counterparties. The Company maintains credit risk policies with regard to its counterparties to minimize overall credit risk. These policies include an evaluation of a potential counterparty’s financial condition, credit rating, and other credit criteria and risk mitigation tools as the Company’s management deems appropriate.

     With respect to credit risk on financial instruments, the Company maintains a policy of entering into such transactions only with European financial institutions that have a credit rating of BBB or better, as determined by Moody’s.

13.	COMMITMENTS AND CONTINGENCIES

     Operating lease commitments

     The Company leases certain premises. At December 31, 2007, the future minimum payments under operating leases consist of:

Due within 1 year	€449
Due within 2 years	226
Due within 3 years	98
Due within 4 years	98
Due within 5 years	€98

     Operating lease payments related to the premises were €0.4 million for the year ended December 31, 2007. In terms of the lease agreement for the Company’s head office, the Company may terminate the lease with 12 months written notice.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Consolidated Financial Statements
for the year ended December 31, 2007
(All amounts stated in thousands of euro, unless otherwise stated)

13.	COMMITMENTS AND CONTINGENCIES (continued)

     Purchase Obligations

     As of December 31, 2007, the Company has purchase obligations totaling approximately €0.8 million.

     Capital commitments

     As of December 31, 2007, the Company had no outstanding capital commitments.

     Guarantees

     As at December 31, 2007, the Company has pledged a deposit as security to reduce guarantee costs related to a guarantee of €0.7 million issued to a customer by the Company’s bank. The Company has classified this deposit as restricted cash.

14.	SHORT-TERM FACILITIES

     As of December 31, 2007, the Company had maximum unused short-term facilities of approximately €1.0 million with each of two of Austria’s largest banks. The interest rate applicable to these short-term facilities is negotiated when the facilities are utilized.

15.	RELATED PARTY TRANSACTIONS

     The Company corporate head office in Vienna is owned by a relative of the Company’s Chief Operating Officer/ Chief Financial Officer. During the year ended December 31, 2008, the Company paid €0.1 million to lease the premises.

16.	SUBSEQUENT EVENTS

     On August 27, 2008, Net 1 UEPS Technologies, Inc. (“Net1”) acquired 80.1% of our issued and outstanding share capital for approximately €70 million in cash.

     Pursuant to the purchase agreement between the Company and Net1, the Company transferred its interest in ZAO Sbercarta, a company incorporated in the Russian Federation, by way of universal legal succession to the shareholders of the Company on record before Net1 acquired its 80.10% interest.

In January 2008, the Company invested €0.1 million to acquire a 32% interest in BGS Middle East Limited (“BGS Middle East”), a company incorporated in Dubai, United Arab Emirates. BGS Middle East has a 34% interest in Sarmaye E-Commerce Co, Teheran, a company incorporated in Iran. In August 2008 and pursuant to the purchase agreement between the Company and Net1, the Company’s interest in BGS Middle East was sold for €1 and the Company recorded a loss on sale of investment of €0.1 million.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
UNAUDITED CONSOLIDATED BALANCE SHEETS
as of June 30, 2008 and December 31, 2007
	2008	2007
	(In thousands,	(In thousands,
	except	except
	share data)	share data)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	€6,098	€3,862
Restricted cash	503	722
Accounts receivable, net	2,438	5,277
Inventory	716	1,018
Deferred tax	53	43
Total current assets	9,808	10,922

LONG-TERM RECEIVABLES	25	25
PROPERTY, PLANT AND EQUIPMENT, net	252	274
INVESTMENT AVAILABLE FOR SALE	968	968
INTANGIBLE ASSETS, net	2	5
DEFERRED TAX	4,399	4,399

TOTAL ASSETS	15,454	16,593

LIABILITIES
CURRENT LIABILITIES
Accounts payable	41	30
Other payables	7,198	2,713
Income taxes payable	591	542
Total current liabilities	7,830	3,285

COMMITMENTS AND CONTINGENCIES	-

TOTAL LIABILITIES	7,830	3,285

SHAREHOLDERS’ EQUITY
COMMON STOCK
Authorized shares: 26,800 with zero par value;
Issued and outstanding shares: 26,800	2,000	2,000

ADDITIONAL PAID-IN CAPITAL	7,128	7,128

ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	(7)	34

(ACCUMULATED LOSS) RETAINED EARNINGS	(1,497)	4,146

TOTAL SHAREHOLDERS’ EQUITY	7,624	13,308

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	€15,454	€16,593

See accompanying notes to consolidated financial statements.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
for the six months ended June 30, 2008 and 2007
	2008	2007
	(In thousands)	(In thousands)

REVENUE	€5,672	€6,521

EXPENSE

Cost of goods sold, IT processing, servicing and support	1,688	989

Selling, general and administration	3,851	3,336

Depreciation and amortization	74	68

OPERATING INCOME	59	2,128

INTEREST INCOME, net	117	59

INCOME BEFORE INCOME TAXES	176	2,187

INCOME TAX EXPENSE	51	474

NET INCOME BEFORE LOSS FROM EQUITY ACCOUNTED INVESTMENTS	125	1,713

LOSS FROM EQUITY ACCOUNTED INVESTMENTS	-	278

NET INCOME	€125	€1,435

See accompanying notes to consolidated financial statements.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
UNAUDITED CONSOLIDATED STATEMENTS OF MOVEMENTS IN SHAREHOLDERS’ EQUITY
for the six months ended June 30, 2008 and 2007

	Common stock

					Accumu
					lated
					other
				(Accumulated	compre		Compreh
			Additional	loss)	hensive		ensive
	Number		paid in	Retained	income		income
	of shares	Amount	capital	earnings	(loss)	Total	(loss)
	’000	’000	’000	’000	’000	’000	’000

Balance – January 1, 2007	26,800	2,000	7,128	2,912	60	12,100

Net income				1,435		1,435	1,435

Dividends declared				(3,803)		(3,803)

Movement in foreign currency translation reserve					-	-	-

Balance – June 30, 2007	26,800	€2,000	€7,128	€544	€60	€9,732	€1,435

Balance – January 1, 2008	26,800	€2,000	€7,128	€4,146	€34	€13,308

Net income				125		125	125

Dividends declared				(5,768)		(5,768)

Movement in foreign currency
translation reserve					(41)	(41)	(41)

Balance – June 30, 2008	26,800	€2,000	€7,128	€ (1,497)	€ (7)	€7,624	€84

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the six months ended June 30, 2008 and 2007

	2008	2007
	(In	(In
	thousands)	thousands)

Cash flows from operating activities
Net income	€125	€1,435
Adjustments to reconcile net income to net cash provide by operating activities:
Depreciation and amortization	74	68
Loss on sale of property, plant and equipment	-	2
Loss from equity accounted investment	-	278
Decrease (Increase) in accounts receivable	2,839	(808)
Decrease (Increase) in inventory	302	(141)
(Decrease) Increase in accounts payable and other payables	(1,313)	575
Increase in taxes payable	49	30
(Increase) Decrease in deferred taxes	(10)	135
Net cash provided by operating activities	2,066	1,574

Cash flows from investing activities
Capital expenditures	(49)	(136)
Movement in restricted cash	219	-
Proceeds from disposal of property, plant and equipment	-	17
Net cash provided by (used in) investing activities	170	(119)

Cash flows from financing activities
Repayment of bank overdraft	-	(637)
Net cash used in financing activities	-	(637)

Net increase in cash and cash equivalents	2,236	818

Cash and cash equivalents – beginning of year	3,862	4,035

Cash and cash equivalents at end of year	€6,098	€4,853

See accompanying notes to consolidated financial statements.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Unaudited Consolidated Financial Statements
for the six months ended June 30, 2008 and 2007
(All amounts stated in thousands of Euro, unless otherwise stated)

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Description of Business

     BGS Smartcard Systems AG (the “Company”) was founded in July 1997 in Vienna, Austria. The Company is a provider of software solutions for electronic payments based on micro-controller cards (so-called “smart cards”). The Company’s products are marketed under the direct universal electronic transactions (“DUET”) brand name. The Company’s product line ranges from solutions for banks to payroll systems for companies and Internet banking as well as egovernment, micro finance and social services.

     The Company focuses on the developing markets of the Commonwealth of Independent States (“CIS”) and the Arabian region including North Africa as well as Asia and Latin America. These markets are developed directly by the Company and its subsidiaries in the Russian Federation and India as well as by sales partners in other countries. An Austrian subsidiary of the Company develops the Company‘s software products.

2.	SIGNIFICANT ACCOUNTING POLICIES

     Basis of presentation

     The accompanying consolidated financial statements include all majority owned subsidiaries over which the Company exercises control and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

     Principles of consolidation

     The consolidated financial statements include the accounts of the Company and its controlled subsidiaries, which are generally majority owned. The accounts of variable interest entities (“VIEs”) as defined by Financial Accounting Standards Board (FASB) Interpretation No. 46(R), Accounting for Variable Interest Entities, (“FIN 46R”), are included in the consolidated financial statements, if required. All significant intercompany transactions and accounts have been eliminated in consolidation.

     Use of estimates

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property, plant and equipment

     Property, plant and equipment are shown at cost less accumulated depreciation. Property, plant and equipment are depreciated on the straight-line basis at rates which are estimated to amortize the assets to their anticipated residual values over their useful lives. Within the following asset classifications, the expected economic lives are approximately:

Computer equipment	3 to 5 years
Office equipment	4 to 5 years
Vehicles	5 to 8 years
Furniture and fittings	5 to 10 years
Plant and equipment	10 years

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Unaudited Consolidated Financial Statements
for the six months ended June 30, 2008 and 2007
(All amounts stated in thousands of Euro, unless otherwise stated)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

     The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in income.

     Leasehold improvement costs

     Costs incurred in the adaptation of leased properties to serve the requirements of the Company are capitalized and amortized over the shorter of the term of the lease and the contract for which the lease has been entered into.

     Sales taxes

     Revenue and expenses are presented net of sales, use and value added taxes, as the case may be.

     Income taxes

     The Company provides for income taxes using the asset and liability method. This approach recognizes the amount of taxes payable or refundable for the current year, as well as deferred tax assets and liabilities for the future tax consequence of events recognized in the financial statements and tax returns. Deferred income taxes are adjusted to reflect the effects of changes in tax laws or enacted tax rates. The income tax rate during the year ended December 31, 2007 was 25%.

     In establishing the appropriate income tax valuation allowances, the Company assesses the realizability of its net deferred tax assets, and based on all available evidence, both positive and negative, determines whether it is more likely than not that the net deferred tax assets or a portion thereof will be realized.

     The company has adopted FIN 48 for the period beginning January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. Uncertain tax positions are recognized in the financial statements for positions which are considered more likely than not of being sustained based on the technical merits of the position on audit by the tax authorities. The measurement of the tax benefit recognized in the financial statements is based upon the largest amount of tax benefit that, in management’s judgement, is greater than 50% likely of being realized based on a cumulative probability assessment of the possible outcomes. The Company has analyzed its uncertain tax positions and no adjustment is required.

     The Company’s policy is to include interest related to unrecognized tax benefits in interest income, net and penalties in selling, general and administration in the consolidated statements of operations.

     Intangible assets

     Intangible assets are shown at cost less accumulated amortization and are amortized over their useful lives, which vary between two and five years. Intangible assets are periodically evaluated for recoverability, and those evaluations take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

     Inventory

     Inventory is valued at the lower of cost and market value. Cost is determined on a first-in, first-out basis.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Unaudited Consolidated Financial Statements
for the six months ended June 30, 2008 and 2007
(All amounts stated in thousands of Euro, unless otherwise stated)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

     Translation of foreign currencies

     The functional currency of the Company’s foreign subsidiaries is the local currency of the country in which the subsidiary operates. The reporting currency of the Company is the euro. The current rate method is used to translate the financial statements of the Company to euro. Under the current rate method, assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Revenues and expenses are translated at average rates for the period. Translation gains and losses are reported in accumulated other comprehensive income in shareholders’ equity.

     Foreign exchange transactions are translated at the spot rate ruling at the date of the transaction. Monetary items are translated at the closing spot rate at the balance sheet date. Transactional gains and losses are recognized in income for the period

     Revenue recognition

     The Company recognizes revenue when:

  there is persuasive evidence of an agreement or arrangement;
  delivery of products has occurred or services have been rendered;
  the seller’s price to the buyer is fixed or determinable;
  collectibility is reasonably assured.

     The Company’s principal revenue streams and their respective accounting treatments are discussed below:

     Hardware sales

     Revenue from hardware sales is recognized when risk of loss has transferred to the customer and there are no unfulfilled company obligations that affect the customer’s final acceptance of the arrangement.

     To the extent that sales of hardware are made in an arrangement that includes software that is more than incidental, the Company applies the guidance in American Institute of Certified Public Accountants Statement of Position 97-2, Software Revenue Recognition, as amended (“SOP 97-2”). This requires consideration of post contract maintenance and technical support or other future obligations which could impact the timing and amount of revenue recognized.

     Software

     Revenue from licensed software is recognized on a subscription basis over the period that the client is entitled to use the license. Revenue from the sale of software is recognized if all revenue recognition criteria have been met. Post contract maintenance and technical support in respect of software is negotiated and sold as a separate service and is recognized over the period such items are delivered.

     Other income

     Revenue from service and maintenance activities is charged to customers on a time-and-materials basis and is recognized in the statement of operations as services are delivered to customers.

     Research and development expenditure

     Research and development expenditures are charged to net income in the periods in which they are incurred. During the six months ended June 30, 2008 and 2007, the Company incurred research and development expenditures of €1.3 million and €1.1 million, respectively.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Unaudited Consolidated Financial Statements
for the six months ended June 30, 2008 and 2007
(All amounts stated in thousands of Euro, unless otherwise stated)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

     Computer software development

     Costs in respect of the development of software intended for sale to licensees is accounted for in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 86, Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“FAS 86”). FAS 86 requires product development costs to be charged to expenses as incurred until technological feasibility is attained. Technological feasibility is attained when the Company’s software has completed system testing and has been determined viable for its intended use. The time between the attainment of technological feasibility and completion of software development is generally short with immaterial amounts of development costs incurred during this period.

     Costs in respect of the development of software for the Company’s internal use are accounted for in accordance with Statement of Position 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use (“SOP 98-1”), issued by the American Institute of Certified Public Accountants.

     Recent accounting pronouncements adopted

     Effective January 1, 2008, the Company adopted Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurements (“FAS 157”). FAS 157 clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements; however, it does not require any new fair value measurements.

     In determining the fair value of our assets and liabilities, the Company uses various valuation approaches, predominantly the market and income approaches. FAS 157 establishes a hierarchy for information and valuations used in measuring fair value that is broken down into three levels based on its reliability. Level 1 valuations are based on quoted prices in active markets for identical assets or liabilities that we have the ability to access. Level 2 valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, directly or indirectly. Level 3 valuations are based on information that is unobservable and significant to the overall fair value measurement.

     The adoption of FAS 157 has not had a material effect on the Company’s results of operations or financial position.

     Effective January 1, 2008, the Company adopted FASB SFAS No.159, The Fair Value Option for Financial Assets and Financial Liabilities (“FAS 159”). FAS 159 expands the use of fair value accounting to eligible financial assets and liabilities. The Company evaluated its existing financial instruments and elected not to adopt the fair value option on its financial instruments. However, because the FAS 159 election is based on an instrument-by-instrument election at the time the Company first recognizes an eligible item or enters into an eligible firm commitment, the Company may decide to exercise the option on new items when business reasons support doing so in future. As a result, the adoption of FAS 159 has not had a material effect on the Company’s results of operations or financial position.

     Recent accounting pronouncements not yet adopted as of June 30, 2008

     In December 2007, the FASB issued SFAS No. 141(revised 2007), Business Combinations (“FAS 141R”). FAS 141R replaces SFAS No. 141, Business Combinations (“FAS 141”). FAS 141R retains the fundamental requirements in FAS 141 that the acquisition method of accounting (defined in FAS 141 as the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. FAS 141R requires the acquiring entity in a business combination to recognize the assets acquired and liabilities assumed at the acquisition date. FAS 141R also requires acquisition-related costs to be recognized separately from the business combination. FAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently assessing FAS 141R and has not yet determined the impact that the adoption of this standard will have on its financial position or results of operations.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Unaudited Consolidated Financial Statements
for the six months ended June 30, 2008 and 2007
(All amounts stated in thousands of Euro, unless otherwise stated)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

     In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (“FAS 160”). FAS 160 establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation. FAS 160 clarifies that all of those transactions are equity transactions if the parent retains its controlling financial interest in the subsidiary. FAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. However, FAS 160 shall be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. The Company is currently assessing FAS 160 and has not yet determined the impact that the adoption of this standard will have on its financial position or results of operations.

     In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB No. 133 (“FAS 161”). FAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. FAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. FAS 161 encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently assessing FAS 161 and has not yet determined the impact that the adoption of this standard will have on its financial position or results of operations.

     In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“FAS 162”). FAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements under US GAAP. FAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of FAS 162 is not expected to change current practice.

     In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“FAS 142”). The intent of FSP 142-3 is to improve the consistency between the useful life of an intangible asset determined under FAS 142 and the period of expected cash flows used to measure the fair value of the asset under FAS 141. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently assessing FSP FAS 157-2 and has not yet determined the impact that its adoption will have on the Company’s financial position or results of operations.

3.	ACCOUNTS RECEIVABLE

	June 30,	December 31,
	2008	2007

Accounts receivable, trade	€2,270	€5,016
Other receivables	168	261
Total accounts receivable, net	€2,438	€5,277

4.	INVENTORY

     The Company’s inventory comprised of the following as of June 30, 2008 and December 31, 2007.

	June 30,	December 31,
	2008	2007

Finished goods	€716	€1,018

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Unaudited Consolidated Financial Statements
for the six months ended June 30, 2008 and 2007
(All amounts stated in thousands of Euro, unless otherwise stated)

5.	PROPERTY, PLANT AND EQUIPMENT

	June 30,	December 31,
	2008	2007

Cost:
Computer equipment	€490	€465
Furniture and office equipment	115	115
Motor vehicles	78	77
Plant and equipment	70	70
	753	727
Accumulated depreciation:
Computer equipment	333	296
Furniture and office equipment	96	92
Motor vehicles	15	10
Plant and equipment	57	55
	501	453
Carrying amount:
Computer equipment	157	169
Furniture and office equipment	19	23
Motor vehicles	63	67
Plant and equipment	13	15
	€252	€274

6.	INTANGIBLE ASSETS

     Summarized below is the carrying value and accumulated amortization of the intangible assets as of June 30, 2008 and December 31, 2007:

	As of June 30, 2008			As of December 31, 2007
	Gross		Net	Gross		Net
	carrying	Accumulated	carrying	carrying	Accumulated	carrying
	value	amortization	value	value	amortization	value
Finite-lived intangible assets:
Software licenses and rights	€77	€75	€2	€75	€(70)	€5

Total finite-lived intangible assets	€77	€75	€2	€75	€(70)	€5

     Aggregate amortization expense on the rights and licenses for the six months ended June 30, 2008 and 2007, was approximately €0.01 million and €0.01 million, respectively.

     Future annual amortization expense is estimated at €0.01 million per annum. Actual annual amortization expense to be reported in future periods could differ from this estimate as a result of new intangible asset acquisitions, changes in useful lives and other relevant factors.

7.	OTHER PAYABLES

	June 30,	December 31,
	2008	2007
Advance payments received on order (client deposits)	€621	€817
Payroll-related payables	369	593
Accruals	248	179
Dividends payables	5,762	-
Provisions	198	1,124
	€7,198	€2,713

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Unaudited Consolidated Financial Statements
for the six months ended June 30, 2008 and 2007
(All amounts stated in thousands of Euro, unless otherwise stated)

8.	CAPITAL STRUCTURE

     The Company’s balance sheet reflects one class of equity, namely common stock.

     Common stock

     Holders of shares of the Company’s common stock are entitled to receive dividends and other distributions when declared by the Company’s supervisory board out of funds available.

     Upon voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of common stock share ratably in the assets remaining after payments to creditors. There are no pre-emptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

     Each holder of common stock is entitled to one vote per share for the election of the supervisory board and for all other matters to be voted on by shareholders. The shares of Company common stock are not subject to redemption.

9.	INCOME TAXES

     Presented below is the analysis of the income tax provision for the six months ended June 30, 2008 and 2007, and the reconciliation of income taxes, calculated at the statutory income tax rate, to the income tax provision included in the accompanying statement of operations for the six months ended June 30, 2008 and 2007:

	2008	2007
Income tax provision:
Current income tax provision
Austria	€19	€445
Other international	-	-
Current income tax provision	19	445
Capital gains tax	-	-
Change in tax rate	-	-
Deferred taxation charge (benefit)	32	29
Income tax provision	€51	€474

Income tax rate reconciliation
Income taxes at statutory tax rates	25.00%	25.00%
Permanent items	4.00%	(3.00)%
Income tax provision	29.00%	22.00%
Current	11.00%	20.00%
Capital gains tax	-%	-%
Change in tax rate	-%	-%
Deferred	18.00%	2.00%

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Unaudited Consolidated Financial Statements
for the six months ended June 30, 2008 and 2007
(All amounts stated in thousands of Euro, unless otherwise stated)

9.	INCOME TAXES (continued)

     The following table shows the significant components included in deferred income taxes as at June 30, 2008 and December 31, 2007:

	June 30,	December 31,
	2008	2007

Deferred tax assets

Assessed losses	€155	€155
Provisions and accruals	53	43
License rights	11,421	11,421
Total deferred tax assets before valuation allowance	11,629	11,619
Valuation allowances	(7,177)	(7,177)
Total deferred tax assets, net of valuation allowance	4,452	4,442

Reported as
Current deferred tax assets	53	43
Long term deferred tax assets	€4,399	€4,399

     Tax status

     The Company is registered for taxation in Austria, Vienna and final assessments are available for the years up to and including 2006. The last audit conducted by the Austrian tax authorities covered the tax period from 2001 to 2003 and was completed in 2005. The Company has no significant appeals pending.

     Tax loss carry-forwards

     As of June 30, 2008 and December 31, 2007, a subsidiary of the company has a net operating loss carry forward of €0.5 million and €0.5 million, respectively.

     Acquisition of license rights previously owned by BGS Switzerland

     The license rights previously held by BGS Switzerland were transferred to the Company as of June 30, 2006, as a result of the liquidation of BGS Switzerland. The license rights, termed software for taxation purposes, were not capitalized under GAAP because it was generated internally. However the license rights were valued for tax purposes based on previous license payments at €50.76 million in June 2006. The Company expects to amortize the license rights in its tax returns over a period of 15 years. Accordingly, as of June 30, 2008 and December 31, 2007, the Company has recognized a deferred tax asset of approximately €11.4 million, respectively, related to the license rights which have been recognized for tax purposes but not in terms of GAAP.

     Valuation allowance

     The utilization of deferred tax assets is dependent on the Company’s future operating profits. Management is not aware of any trends, events, or transactions that are expected to affect future levels of taxable income. Management is of the opinion that based on the weight of available positive and negative evidence it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets above, except for certain tax losses discussed below.

     Management has provided a valuation allowance for the net operating loss carry forwards and the license rights.

     The net operating loss was incurred by a subsidiary which is currently in the start-up phase and the Company’s management believes that due to the status of the subsidiary it may not be able to utilize these tax loss carry forwards in future. Accordingly, a valuation allowance of €0.2 million has been provided for the full amount of the tax loss carry forward as of June 30, 2008 and December 31, 2007, respectively.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Unaudited Consolidated Financial Statements
for the six months ended June 30, 2008 and 2007
(All amounts stated in thousands of Euro, unless otherwise stated)

9.	INCOME TAXES (continued)

     The tax deduction for the license rights is claimable over a 15 year period beginning in the tax year ended December 31, 2006. Management has considered all available evidence, both positive and negative, including forecasts of taxable income over its five-year forecasting period, and determined based on the weight of that evidence, that as at June 30, 2008, a valuation allowance is needed for approximately 62% of the deduction claimable related to the license rights as there may not be sufficient taxable income in the future to offset this deduction.

     During the six months ended June 30, 2008, the Company did not utilize its valuation allowance. During the six months ended June 30, 2007, the Company utilized approximately €0.2 million its valuation allowance.

10.	COMPREHENSIVE INCOME (LOSS)

     The Company’s comprehensive income consists of net income and foreign currency translation gains and losses which, under GAAP, are excluded from net income. Total comprehensive income for the six months ended June 30, 2008 and 2007 was:

	2008	2007
Net income	€125	€1,435
Foreign currency translation adjustments	(41)	-
Total comprehensive income	€84	€1,435

11.	SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental cash flow information:

     The following table presents the supplemental cash flow disclosures for the six months ended June 30, 2008 and 2007:

	2008	2007
Cash received from interest	€117	€62
Cash paid for interest	€-	€3
Cash paid for income taxes	€796	€598

12.	FAIR VALUE OF FINANCIAL INSTRUMENTS

     Initial recognition and measurement

     Financial instruments are recognized when the Company becomes a party to the transaction. Initial measurements are at cost, which includes transaction costs subsequent to initial recognition. These instruments are measured as set out below:

     Trade and other receivables

     Trade and other receivables originated by the Company are stated at cost. The fair value of trade and other receivables approximate their carrying value due to their short-term nature.

     Trade and other payables

     The fair values of trade and other payables approximates their carrying amounts, due to their short-term nature.

     Risk management

     The Company seeks to reduce its exposure to currencies other than the euro through a policy of matching, to the extent possible, assets and liabilities denominated in those currencies. In addition, the Company uses financial instruments in order to economically hedge its exposure to exchange rate and interest rate fluctuations arising from our operations.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Unaudited Consolidated Financial Statements
for the six months ended June 30, 2008 and 2007
(All amounts stated in thousands of Euro, unless otherwise stated)

12.	FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

     Currency Exchange Risk

     The Company is subject to currency exchange risk because it sells inventories that will be paid to the Company in other currencies, primarily the U.S. dollar. The Company has used forward contracts in order to limit its exposure in these transactions to fluctuations in exchange rates between the euro, on the one hand, and the U.S. dollar, on the other hand.

     As of June 30, 2008 and 2007, the outstanding foreign exchange contract is as follows:

     As of June 30, 2008

     None.

     As of June 30, 2007

				Fair market
Notional amount		Strike price		value price		Maturity
USD	1,187,500	EUR	1.3509	EUR	1.3572	September 20, 2007
USD	1,187,500	EUR	1.3520	EUR	1.3587	October 22, 2007
USD	1,187,500	EUR	1.3555	EUR	1.3630	January 25, 2008

     Interest Rate Risk

     As a result of our normal borrowing and leasing activities, the Company’s operating results are exposed to fluctuations in interest rates, which it manages primarily through its regular financing activities. The Company generally maintains limited investment in cash equivalents and has occasionally invested in marketable securities.

     Credit Risk

     Credit risk relates to the risk of loss that the Company would incur as a result of non-performance by counterparties. The Company maintains credit risk policies with regard to its counterparties to minimize overall credit risk. These policies include an evaluation of a potential counterparty’s financial condition, credit rating, and other credit criteria and risk mitigation tools as the Company’s management deems appropriate.

     With respect to credit risk on financial instruments, the Company maintains a policy of entering into such transactions only with European financial institutions that have a credit rating of BBB or better, as determined by Moody’s.

13.	COMMITMENTS AND CONTINGENCIES

     Operating lease commitments

     The Company leases certain premises. At June 30, 2008, the future minimum payments under operating leases consist of:

Due within 1 year	€434
Due within 2 years	223
Due within 3 years	98
Due within 4 years	98
Due within 5 years	€49

     Operating lease payments related to the premises were €0.2 million for each of the six month ended June 30, 2008 and 2007, respectively. In terms of the lease agreement for the Company’s head office, the Company may terminate the lease with 12 months written notice.

BGS SMARTCARD SYSTEMS AKTIENGESELLSCHAFT
Notes to the Unaudited Consolidated Financial Statements
for the six months ended June 30, 2008 and 2007
(All amounts stated in thousands of Euro, unless otherwise stated)

13.	COMMITMENTS AND CONTINGENCIES (continued)

     Purchase Obligations

     As of June 30, 2008, the Company has purchase obligations totaling approximately €0.1 million.

     Capital commitments

     As of June 30, 2008, the Company had no outstanding capital commitments.

     Guarantees

     As at June 30, 2008, the Company has pledged a deposit as security to reduce guarantee costs related to a guarantee of €0.5 million issued to a customer by the Company’s bank. The Company has classified this deposit as restricted cash.

14.	SHORT-TERM FACILITIES

     As of June 30, 2008 and 2007, the Company had maximum unused short-term facilities of approximately €1.0 million with each of two of Austria’s largest banks. The interest rate applicable to these short-term facilities is negotiated when the facilities are utilized.

15.	RELATED PARTY TRANSACTIONS

     The Company corporate head office in Vienna is owned by a relative of the Company’s Chief Operating Officer/ Chief Financial Officer. During each of the six months ended June 30, 2008 and 2007, the Company paid €0.1 million to lease the premises.

16.	SUBSEQUENT EVENTS

     On August 27, 2008, Net 1 UEPS Technologies, Inc. (“Net”) acquired 80.1% of our issued and outstanding share capital for approximately €70 million in cash.

     Pursuant to the purchase agreement between the Company and Net1, the Company transferred its interest in ZAO Sbercarta, a company incorporated in the Russian Federation, by way of universal legal succession to the shareholders of the Company on record before Net1 acquired its 80.10% interest.

In January 2008, the Company invested €0.1 million to acquire a 32% interest in BGS Middle East Limited (“BGS Middle East”), a company incorporated in Dubai, United Arab Emirates. BGS Middle East has a 34% interest in Sarmaye E-Commerce Co, Teheran, a company incorporated in Iran. In August 2008 and pursuant to the purchase agreement between the Company and Net1, the Company’s interest in BGS Middle East was sold for €1 and the Company recorded a loss on sale of investment of €0.1 million.

NET 1 UEPS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Overview

     The following unaudited pro forma combined financial statements have been prepared to give effect to our acquisition (the “Acquisition”) on August 27, 2008 of 80.1% of the issued share capital of BGS Smartcard Systems AG (“BGS”). We have prepared these unaudited pro forma combined financial statements based on (a) our historical audited consolidated financial statements for the year ended June 30, 2008 and (b) BGS’s historical unaudited consolidated financial statements for the year ended June 30, 2008. The historical consolidated financial statements have been adjusted as described in the notes to the unaudited pro forma combined financial statements.

     We have presented an unaudited pro forma balance sheet which combines the historical balance sheets of Net1 and BGS, each as of June 30, 2008, as if the Acquisition had occurred on that date. We have presented an unaudited pro forma statement of operations of Net1 and BGS which combines the historical statements of operations of Net1 and BGS, each for the year ended June 30, 2008, as if the Acquisition had occurred on July 1, 2007.

     Our fiscal year ends on June 30 and BGS’ fiscal year ended on December 31. SEC rules require us to prepare the pro forma statement of operations by using our fiscal year end and bringing BGS’ statement of operations up to within 93 days of our fiscal year end. Thus, we have prepared the pro forma combined statement of operations to coincide with our fiscal year end as follows. We used BGS’ statement of operations for the year ended December 31, 2007, added the first six months of BGS’ 2008 fiscal year and deducted the comparable period of BGS’ 2007 fiscal year (i.e., the six months ended June 30, 2007). Although the historical consolidated statement of operations of BGS included in Item 9(a) of this Form 8-K/A for BGS’ most recently completed fiscal year (which ended on December 31, 2007) has been audited, BGS’ historical consolidated statement of operations for the year ended June 30, 2008 that we used in preparing the unaudited pro forma combined statement of operations has not been audited.

     The Acquisition is being accounted for using the purchase method of accounting. Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. Any purchase price in excess of net assets acquired is recorded as goodwill. These unaudited pro forma combined financial statements have been prepared based on preliminary estimates of fair values. The actual amounts and the allocation between net tangible and intangible assets ultimately recorded may differ materially from the information presented in these unaudited pro forma combined financial statements, including property, plant and equipment, identifiable intangible assets and residual goodwill. The preliminary estimates of the fair values of the assets acquired and liabilities assumed reflected herein are subject to change based upon completion of the valuation of the assets acquired and liabilities assumed as of the closing date.

     No account has been taken within these unaudited pro forma combined financial statements of any future changes in accounting policies or any synergies (including cost savings), all of which may or may not occur as a result of the Acquisition. In addition, the impact of ongoing integration activities and other changes in BGS’ assets and liabilities could cause material differences in the information presented.

     These unaudited pro forma combined financial statements are not necessarily indicative of the consolidated results of operations or financial position of the combined company that would have been reported had the Acquisition been completed as of the dates presented, and are not necessarily representative of future consolidated results of operations or financial condition of the combined company.

     You should read these unaudited pro forma combined financial statements in conjunction with the historical audited consolidated financial statements and accompanying notes of BGS included in Item 9(a) of this Form 8-K/A and our audited consolidated financial statements included in our Annual Report on Form 10-K. Certain BGS balances have been reclassified to conform to the balance sheet and statement of operations presentation of Net1.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(in thousands, except per share data or unless otherwise indicated)
As of June 30, 2008

						Net1
	Historical	Historical	Historical			pro forma
	Net1	BGS	BGS			combined
	(USD	(EUR	(USD	Pro forma		(USD
	‘000)	‘000)	‘000)	adjustments	Notes	‘000)
ASSETS
Current assets
Cash and cash equivalents	272,475	6,601	10,422	7,289	3 (g)	290,186
Pre-funded social welfare grants
receivable	35,434	-	-			35,434
Accounts receivable, net	21,797	2,463	3,889	(175)	3 (c)	25,511
Finance loans receivable, net	4,301	-	-			4,301
Deferred expenditure on smart cards	78	-	-			78
Inventory	6,052	716	1,131			7,183
Deferred income taxes	5,597	53	84			5,681
Total current assets	345,734	9,833	15,526	7,114		368,374
Long term receivable	207	968	1,528	(1,528)	3 (i)	207
Property, plant and equipment, net	6,291	252	398			6,689
Equity accounted investments	2,685	-	-			2,685
Goodwill	76,938	-	-	34,727	3 (e)	111,665
Intangible assets, net	22,216	2	3	79,864	3 (a)	102,083
Deferred tax asset	-	4,399	6,945	4,525		11,470
TOTAL ASSETS	454,071	15,454	24,400	124,702		603,173
LIABILITIES
Current liabilities
Loan facility	-	-	-	110,000	3 (h)	110,000
Trade payables	4,909	-	-	-		4,909
Other payables	57,432	7,239	11,429	4,495	3 (c)	73,356
Income taxes payable	14,162	591	933			15,095
Total current liabilities	76,503	7,830	12,362	114,495		203,360
Deferred income taxes	33,474			19,967	3 (a)	53,441
Interest bearing liabilities	3,766					3,766

TOTAL LIABILITIES	113,743	7,830	12,362	134,462		260,567
Minority interest	-			2,396		2,396
Common stock	52	2,000	3,158	(3,158)	3 (f)	52
Special convertible preferred stock	5					5
B class preference shares	6					6
Additional paid-in-capital	119,283	7,128	11,254	(11,254)	3 (d)	120,265
Treasury shares	(7,950)			982	3 (f)	(7,950)
Accumulated other comprehensive income	(37,820)	(7)	(11)	11	3 (d)	(37,820)
	266,752			2,363	3 (d)
Retained earnings (accumulated losses)		(1,497)	(2,363)	(1,100)	3 (g)	265,652
TOTAL SHAREHOLDERS’ EQUITY	340,328	7,624	12,038	(12,156)		340,210
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	454,071	15,454	24,400	124,702		603,173

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(in thousands, except per share data or unless otherwise indicated)
For the year ended June 30, 2008

						Net1
	Historical	Historical	Historical			pro forma
	Net1	BGS	BGS	Pro forma		combined
	(USD ‘000)	(EUR ‘000)	(USD ‘000)	adjustments	Notes	(USD ‘000)

Revenue	254,056	16,395	24,044			278,100

Expenses
Cost of goods sold, IT processing, servicing and support	67,486	3,611	5,296			72,782
General and administration	65,362	7,911	11,602			76,964
Depreciation and amortization	10,822	142	208	10,599	3 (a)	21,629

Operating income (loss)	110,386	4,731	6,938	(10,599)		106,725
				(10,911)	3 (b)
Interest income (expense), net	15,722	200	293	(1,100)	3 (g)	4,004

Net income (loss) before income taxes and minority interest	126,108	4,931	7,231	(22,610)		110,729

Income tax expense (benefit)	39,192	1,204	1,766	(2,650) (3,575)	3 (a) 3 (b)	34,733

Net income (loss) from continuing operations before minority interest and loss from equity accounted investments	86,916	3,727	5,465	(16,385)		75,996

Minority interest	(815)	-	-	1,088		273
Loss from equity accounted

investments	(1,036)	-	-			(1,036)

Net income (loss)	86,695	3,727	5,465	(17,473)		74,687

Net income per share:
Basic earnings– common stock and linked units	1.52					1.31
Diluted earnings– common stock and linked units	1.50					1.29

Weighted-average number of outstanding shares of common stock and linked units used to calculate basic earnings per share	57,155,927			40,134	3 (f)	57,196,061

Weighted-average number of outstanding shares of common stock and linked units used to calculate diluted earnings per share	57,635,332			40,134	3 (f)	57,675,466

See accompanying notes to unaudited pro forma combined financial statements.

NET 1 UEPS TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Basis of presentation

     The accompanying unaudited pro forma combined financial statements present the pro forma financial position and results of operations of the combined company based on the historical financial information and after giving effect to the Acquisition and adjustments described in these notes. The Acquisition is being recorded using the purchase method of accounting, with Net1 as the acquirer.

     The unaudited pro forma combined balance sheet combines the historical balance sheets of Net1 and BGS each as of June 30, 2008, to reflect the Acquisition as if it had occurred on that date. The unaudited pro forma combined statement of operations combines the historical statements of operations of Net1 and BGS each for the year ended June 30, 2008, to reflect the Acquisition as if it had occurred on July 1, 2007.

     BGS’ unaudited historical financial statements for the year ended June 30, 2008 were prepared in accordance with US GAAP and are denominated in Euros. An exchange rate of $0.6334/€1 has been used to translate BGS’ historical balance sheet at June 30, 2008 from Euro to U.S. dollars, based on the closing exchange rate as reported by an independent external source (www.oanda.com). An exchange rate of $0.6819/€1 has been used to translate BGS’ results of operations for the year ended June 30, 2008 from Euros to U.S. dollars, based on the average daily exchange rate for the year ended June 30, 2008 as reported by www.oanda.com.

     Certain BGS balances have been reclassified to conform to the balance sheet and statement of operations presentation of Net1.

2.	Acquisition of BGS

     The following table sets forth the components of the purchase price for the Acquisition (using exchange rates applicable as of June 30, 2008 for cash paid at closing and a portion of the estimated costs related to the Acquisition):

USD ‘000
Cash paid at closing to former BGS shareholders	101,611
Cash payable to former BGS shareholders on March 31, 2009	2,213
Estimated costs related to the Acquisition	2,457
40,134 shares of Net1 common stock valued at $24.46 per share issued to certain former BGS
shareholders	982
Total purchase price	107,263

     The following table sets forth the preliminary allocation of the purchase price:

USD ‘000
Cash and cash equivalents	10,422
Accounts receivable, net	3,889
Inventory	1,131
Property, plant and equipment	398
Intangible assets (see Note 3(b))	79,867
Trade and other payables	(11,429)
Income taxes payable	(933)
Deferred tax assets	11,554
Deferred tax liabilities (see Note 3(b))	(19,967)
Minority interests	(2,396)
Goodwill	34,727
Total purchase price	107,263

     The preliminary purchase price allocation is based on management estimates as of November 6, 2008, and may be adjusted up to one year following the closing of the Acquisition. The purchase price allocation has not been finalized, as management has not yet analyzed in detail the assets acquired and liabilities assumed. In addition, all costs related to the Acquisition have not been identified and allocated. We expect to finalize the purchase price allocation on or before March 31, 2009. The actual amounts and the allocation between net tangible and intangible assets ultimately recorded may differ materially from the information presented in these unaudited pro forma combined financial statements, including property, plant and equipment, identifiable intangible assets and residual goodwill.

3.	Pro forma adjustments

     The following are descriptions of each of the pro forma adjustments included in the unaudited pro forma combined financial statements:

(a)

Represents the portion of the purchase price allocated to BGS’ intangible assets acquired, at estimated fair values based on management’s estimates. As of June 30, 2008, these assets had a carrying value on BGS’ balance sheet of $0. As noted above, this identification and estimation of fair value is provisional and may change when the final purchase price allocation is made. Since the tax basis of these identifiable intangible assets is less than their accounting basis, the purchase price allocated to these assets results in additional deferred tax liabilities. The fair value ($) has been converted from EUR to USD using the balance sheet translation rate described in Note 1 above.

				Annual
			Estimated	amortization	Annual
	Fair value	Fair value	useful life	expense	tax effect
	(EUR ‘000)	(USD ‘000)	(in years)	(USD ‘000)	(USD ‘000)
Finite lived intangibles assets
Customer relationships	50,586	79,864	7	10,599	2,650
Deferred tax liabilities
Customer relationships	12,647	19,966

Using the translation rate for the year ended June 30, 2008, the total annual amortization expense related to these intangible assets was $10.6 million and the total deferred tax effect on the statement of operations related to these intangible assets was $2.7 million.

(b)

Represents the estimated reduction in interest income on Net1’s cash reserves for the year ended June 30, 2008, as a result of the payment of the cash portion of the purchase price of $101.6 million, at an assumed pre-tax South African interest rate of 10.89%. This adjustment also assumes that the cash had been paid out 50 days after the beginning of the period presented, rather than at the beginning of the period, because Net1 financed the cash portion of the purchase price with the proceeds of a loan facility described in Note 3 (h) below that was repaid in full 50 days after closing of the Acquisition, and thus, continued to earn interest on these cash reserves for the first 50 days of the period until the loan was repaid in full. The adjustment has been tax-effected using a fully-distributed rate of 35.45%. The tax effect related to this adjustment is included on the income tax expense line on the unaudited pro forma combined statements of operations.

(c)

Represents the expected amount of $2.3 million owing to external professional advisors for services provided related to the Acquisition that are not reflected in Net1’s June 30, 2008 consolidated balance sheet. Fees paid to professional advisors of $0.2 million are included in accounts receivable, net as of June 30, 2008. These costs have been included in the estimated costs related to the Acquisition included in Note 2 above. Also includes $2.2 million payable to former shareholders of BGS under the stock purchase agreement on March 31, 2009.

(d)

Represents the elimination of BGS equity, i.e. common stock, additional paid in capital, accumulated other comprehensive income (foreign currency translation reserve) and accumulated losses, acquired by Net1.

(e)	Represents the excess of the purchase price over the fair value of net assets acquired.

(f)

Represents 40,134 shares of Net1 common stock issued to certain shareholders of BGS shares at $24.46 per share, which represents the closing price of Net1 common stock as quoted on the Nasdaq Global Select Market on August 27, 2008.

(g)

Represents the excess of the $110 million short-term bank financing obtained by Net1 in connection with the Acquisition over the amount of the financing proceeds used in the Acquisition, which proceeds were used as follows: (i) $101.6 million to pay the selling shareholders, (ii) $1.1 million to pay the bank facility fee and (iii) $0.2 million to pay Acquisition-related costs which were included in the purchase price. The loan facility was repaid in full using internally generated funds 50 days after the initial draw down. The interest rate on the loan facility was Euro Interbank Offered Rate plus 2.50%. Included in interest income (expense), net in the unaudited pro forma combined statement of operations is interest paid to the bank of $0.8 million under the loan facility and the facility fee of $1.1 million. The interest and facility fee are not deductible for taxation purposes.

(h)	Represents the $110 million short-term bank financing discussed above.

(i)	Represents an investment held by BGS that was not included in the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: November 6, 2008	By: /s/ Serge Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer